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                                 EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Transit Group, Inc. of our report dated March 5, 1998, except for Note 9, as to which the date is March 24, 1998, relating to the combined financial statements of Certified Transport, Inc. and Venture Logistics, inc. and subsidiaries, which appears in the Current Report on Form 8-K/A of Transit Group, Inc. dated July 20, 1998.


/s/ Katz, Sapper & Miller, LLP
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Katz, Sapper & Miller, LLP
Indianapolis, Indiana
December 9, 1998